UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 28, 2006 - March 22, 2006
(Date of Report - Date of earliest event reported)

TRONOX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

(405) 775-5000
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 22, 2006, the Executive Compensation Committee of the Board of Directors of Tronox Incorporated approved the replacement of Kerr-McGee Long Term Incentive Plan awards that, in accordance with the Employee Benefits Agreement by and between Kerr-McGee Corporation and Tronox Incorporated, dated November 28, 2005, filed as Exhibit 10.4 to the Current Report on Form 8-K dated December 6, 2005, and incorporated herein by reference, are forfeited by the Company’s executive officers upon the distribution by Kerr-McGee Corporation to its stockholders of all shares of Class B Common Stock of Tronox Incorporated currently held by Kerr-McGee Corporation, which event Kerr-McGee Corporation has disclosed is expected to occur on or about March 30, 2006. The Company will replace such forfeited awards with awards under the Company’s Long Term Incentive Plan pursuant to the methods set forth in the following sections of the Employee Benefits Agreement: section 7.02(b) for unvested stock options; section 7.03 for restricted stock; and section 3.02 for performance units.

Item 9.01	Financial Statements and Exhibits
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED

	By:	(Roger G. Addison)
Roger G. Addison
Vice President, General Counsel and Secretary

Dated: March 28, 2006